UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 8, 2018

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 7.01              Regulation FD Disclosure

On May 8, 2018, Aveda Transportation and Energy Services Inc., a corporation existing under the laws of the Province of Alberta (“Aveda”), filed on the System for Electronic Document Analysis Retrieval (SEDAR) its Notice of Special Meeting of Shareholders, Notice of Application to the Court of Queen’s Bench and Management Information Circular (the “Circular”) relating to the previously announced arrangement providing for the acquisition by Daseke, Inc. (the “Company”) of all of the outstanding common shares of Aveda. The Circular (exclusive of Schedules A, B, C, D, E and F and all Enclosures) is furnished as Exhibit 99.1 hereto.

The furnishing of the Circular as an exhibit to this report does not constitute a solicitation of proxies or an offer to sell or a solicitation of an offer to buy any security. Except for the information regarding the Company and its subsidiaries contained or incorporated by reference in the Circular, the information contained or incorporated by reference in the Circular has been provided or publicly filed by Aveda, which the Company has not independently verified and disclaims any responsibility therefor.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

99.1	Aveda Transportation and Energy Services Inc.’s Notice of Special Meeting of Shareholders, Notice of Application to the Court of Queen’s Bench and Management Information Circular

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

May 8, 2018	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer, Corporate Controller and Assistant Secretary